UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2017
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 8, 2017, the Board of Directors (the “Board”) of Triple-S Management Corporation (the “Company”), upon recommendation of the Corporate Governance and Nominating Committee of the Board, elected Mrs. Gail B. Marcus to serve as an independent director of the Company and fill the vacancy created by the passing of Ms. Adamina Soto-Martinez on March 28, 2016. Mrs. Marcus appointment to the Board will be effective on July 3, 2017 and for a term expiring in 2018.

Mrs. Marcus has served as a consultant and practice leader in the healthcare consulting practice of Exceptional Leaders International, a consulting company, since 2015, and as an Assistant Professor & Director of the Global Healthcare Management and Biomedical Informatics programs at the Massachusetts College of Pharmacy and Health Sciences since 2016. From 2012 to 2015, Mrs. Marcus served as Chief Executive Officer and President of Calloway Laboratories, a provider of clinical toxicology laboratory services. Prior to that, Mrs. Marcus held a variety of executive leadership roles with diagnostics, pharmacy benefit management and managed care companies, including Caremark, United Healthcare, and Cigna. Mrs. Marcus currently serves on the board of directors of Natera, Inc., a worldwide genetic testing and diagnostics company, and on the board of directors of Team Better, a private company, and Engineering World Health, a non-profit organization. Mrs. Marcus also sits on the Centers for Medicare & Medicaid Services Diagnostic Lab Advisory Committee. Mrs. Marcus vast financial, managerial, and healthcare experience will be a strong attribute for our Board.

The Board appointed Mrs. Marcus as a member of the Audit and the Compensation and Talent Development Committees of the Board.

There is no arrangement or understanding between Mrs. Marcus and any other person under which Mrs. Marcus was appointed as a director of the Company. For service as a non-management director, Mrs. Marcus will receive an annual cash compensation of $80,000, paid in equal monthly installments, and equity compensation of $80,000, such compensation to be prorated for the portion of the year in which she serves as a director.

Mrs. Marcus does not have any related party transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

99.1	Press Release of the Company dated June 13, 2017, announcing the election of Mrs. Gail B. Marcus to serve as an independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: June 13, 2017	By:	/s/ Juan J. Román-Jiménez
Name: Juan J. Román-Jiménez
Title: Executive Vice President & Chief Financial Officer